Exhibit 10.39

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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FIRST AMENDMENT TO THE DEVELOPMENT AND MARKETING AGREEMENT

This First Amendment (“Amendment”) to the Development and Marketing Agreement (“Agreement”) dated February 22, 2006, by and between Spectrum Pharmaceuticals, Inc. (“Spectrum”) and Par Pharmaceutical, Inc. (“Par”) is entered into and is effective as of November 10, 2006 (“First Amendment Effective Date”), hereinafter referred to as “Party” and, collectively, as “Parties.” Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

WHEREAS, on November 10, 2006, the Parties each hereby give their consent to Spectrum entering into, and Spectrum is entering into a Settlement Agreement, dated November 10, 2006 (the “Settlement Agreement”), with Glaxo Group Limited (“GSK”) to settle the Sumatriptan Litigation. Pursuant to the Settlement Agreement, Spectrum received the right to sell Spectrum Generic Sumatriptan Products and GSK Supplied Products (both as defined in the Settlement Agreement and the Supply and Distribution Agreement) in accordance with the terms of the Settlement Agreement;

WHEREAS, pursuant to the Settlement Agreement, Spectrum and Par hereby consent to, and GSK and Glaxo Wellcome Manufacturing PTE Limited and Par are entering into a Supply and Distribution Agreement, dated November 10, 2006 (the “Supply and Distribution Agreement”)(the Settlement Agreement and the Supply and Distribution Agreement are collectively referred to herein as the “GSK Agreements”) pursuant to which GSK agrees to supply the GSK Supplied Products to Par for distribution. Par agrees to purchase and distribute GSK Supplied Products on behalf of Spectrum in order to fulfill its obligations under the Agreement;

WHEREAS, the Parties wish the Agreement to apply only to GSK Supplied Products and the Spectrum Generic Sumatriptan Products, as defined in the GSK Agreements (collectively, the “GSK Sumatriptan Products”); and

WHEREAS, the Parties wish to amend certain terms of the Agreement to reflect the Settlement Agreement and Supply and Distribution Agreement and the elimination from the Agreement of all Products except the GSK Sumatriptan Products, among other changes, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements set forth herein, the Parties hereby agree as follows:

1.

In the event that GSK and Spectrum modify the terms of the Settlement Agreement or the Supply and Distribution Agreement in accordance with Sections 4 & 5 of the Settlement Agreement, then Par and Spectrum shall

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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consider whether any corresponding modifications ought to be made to the Agreement, as modified by this First Amendment, and, if so, they shall negotiate such modifications in good faith. The Parties acknowledge that, due to reasons stated in the Settlement Agreement both the Settlement Agreement and the Supply and Distribution Agreement may be terminated.

2.	Spectrum hereby assigns and Par hereby assumes the commercial and marketing obligations of Spectrum under the Settlement Agreement. Any material breach of the Supply and Distribution Agreement or the Settlement Agreement by Par shall be considered a material breach of the Agreement, subject to cure under the Agreement. To the extent there is any conflict between Par’s obligations under the Agreement and the Supply and Distribution Agreement and the Settlement Agreement solely with regard to the GSK Sumatriptan Products, the terms of the Supply and Distribution Agreement and the Settlement Agreement, respectively, shall apply. Additionally, while Spectrum will remain free to cure any breach under the Supply and Distribution Agreement pursuant to Section 7.2(c) thereof, Spectrum agrees that it will not step in and assume all of Par’s rights and obligations thereunder, without first giving Par a full and fair opportunity to cure thereunder.

3.	As long as the Settlement Agreement and the Supply and Distribution Agreement are effective, then Spectrum shall not be responsible for any development obligations under Section 2 or any regulatory obligations under Section 3 for any of the GSK Supplied Products. Spectrum’s obligations, however, with respect to the [* * *] Products set forth on Schedule 1.33 shall continue. In the event that, the Supply and Distribution Agreement terminates or expires then (1) Spectrum’s obligations under the Agreement with respect to the [* * *] Product set forth on Schedule 1.33 shall promptly resume and (2) with respect to [* * *] and the [* * *] presentations of injectable sumatriptan products, the Parties shall discuss in good faith whether and how best to proceed, if at all.

4.	Within thirty (30) days of the First Amendment Effective Date, Par shall make a non-refundable, non-creditable payment to Spectrum of five million dollars ($5,000,000) in consideration for Spectrum receiving tentative approval, amending the Agreement and entering into this Amendment. Par acknowledges that Spectrum has no future obligations or performance contingencies associated with this payment.

5.	Section 1.10 shall be amended to read

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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“Competing Product” means any Drug Product that is an injectable [* * *] form of sumatriptan, excluding the Products under this Agreement as made and sold per the terms of this Agreement and the GSK Supplied Products under the terms of the GSK Agreements.

6.	Section 1.16 shall be deleted in its entirety.

7.	Section 1.18 shall be deleted in its entirety.

8.	Section 1.19 shall be deleted in its entirety.

9.	Section 1.20 shall be deleted in its entirety.

10.	Section 1.22 shall be deleted in its entirety.

11.	Section 1.33 of the Agreement shall be amended in its entirety to read:

“‘Products’ means GSK Sumatriptan Products and the products listed on Schedule 1.33, except for the injectable [* * *] presentation listed on Schedule 1.33 unless the Settlement Agreement and the Supply and Distribution Agreement are terminated in which case the injectable [* * *] presentation will be included.’”

12.	In Section 1.36, “and NDAs” shall be added after “ANDAs”.

13.	Section 1.37 shall be deleted in its entirety. Any reference in the Agreement to “Sumatriptan Products” shall be replaced with “Products.”

14.	Section 1.38 shall be deleted in its entirety and replaced by the following:

“Territory” shall mean the United States of America (including the Commonwealth of Puerto Rico) its possessions and territories and U.S. military or U.S. government installations that are under the purview of the FDA.

15.	Add a new Section 1.42:

“Product Claims” shall have the meaning given such term in the Supply and Distribution Agreement.

16.	Section 2.4 shall be deleted in its entirety.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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17.	Section 4.2.7 shall be deleted in its entirety.

18.	Section 4.2.8 shall be deleted in its entirety.

19.	Section 5.1 shall be deleted in its entirety and replaced by the following:

License Grant. Spectrum hereby grants to Par an exclusive (even as to Spectrum) royalty free (other than as set forth in Article 7), irrevocable (subject to Article 14) license to market, promote, distribute, sell and have sold the Products in the Territory. To the extent permitted by the Supply and Distribution Agreement, the foregoing license shall include the right for Par to grant sublicenses and appoint sub-contractors to market, distribute and sell the Products within the Territory on Par’s behalf.

20.	Section 5.2.2 shall be deleted in its entirety.

21.	In Section 5.2.3 the following shall be added to the end of the last sentence: “and in accordance with Section 4.2(e) of the Supply and Distribution Agreement.”

22.	In Section 5.3 the following shall be added to the end of the last sentence:

Notwithstanding the foregoing, where applicable, the Commercial Launch of the Product, and Par’s obligations in regard to such Commercial Launch, shall be subject to the applicable provisions set forth in the Supply and Distribution Agreement and the Settlement Agreement.

23.	In Section 5.6 the following shall be added to the end of the last sentence:

Notwithstanding the foregoing, recalls of the Product, and Par’s obligations in regard to such Recalls, shall be subject to Section 5.8(b) of the Supply and Distribution Agreement, as applicable. Without limiting the foregoing, Par shall promptly notify Spectrum of any Recalls which it may be necessary to conduct and consult with Spectrum as to how best to proceed.

24.	In Section 6.1, the reference to “contractual restrictions regarding Competing Product competitive activities,” shall not apply to the GSK Agreements.

25.	Section 6.4 shall be deleted and replaced in its entirety by the following:

Par shall permit Spectrum’s quality assurance representatives to inspect the manufacturing, distribution and storage facilities and all books and records of

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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Par relating to the production of the Product at all times upon thirty (30) days prior written notice, during normal business hours and on a confidential basis; provided, however, that such inspections shall be limited to twice annually in the absence of a breach of this Agreement by Par. The foregoing obligation shall not apply with regard to GSK or GSK Supplied Products. Par will use commercially reasonable efforts to include Spectrum in any inspections of GSK facilities in connection with GSK Supplied Product, and if Par is unable to do so will provide a written report regarding the same to Spectrum.

26.	In Section 6.6.1.3, the following text shall be added: “or applicable NDA” after “the applicable ANDA”. Additionally, the representations in Section 6.6.1 shall not apply with respect to GSK Supplied Product.

27.	Section 7.1.1 shall be deleted in its entirety.

28.	Section 7.2 of the Agreement shall be deleted in its entirety.

29.	Section 7.4 of the Agreement shall be deleted in its entirety.

30.	Section 8.1 of the Agreement shall be revised to read:

Any intellectual property rights (including patents, patent applications, know-how, trade secrets, copyrights, trade dress, housemarks and trademarks) owned by either Party or its Affiliates prior to the Effective Date shall remain solely owned by such Party (or its Affiliates, as applicable). Each of the Parties shall not during the Term, or at any time thereafter, represent or assert that it is the owner of any such intellectual property rights of the other Party (or its Affiliates), whether or not such rights are registered. The Parties do not contemplate that any development activities will be performed under this Agreement, but in the event that any such activities should be conducted under this Agreement the intellectual property laws of the United States and the State of New York will govern the allocation of intellectual property rights among the Parties in any developments resulting from such activities.

31.	A new Section 10.5 shall be added as follows:

“Notwithstanding the foregoing, Par shall have the right to disclose Confidential Information of Spectrum that it acquires under this Agreement to GSK, but only to the extent necessary for Par to comply with its obligations under the Supply and Distribution Agreement and only after receipt of prior written consent from Spectrum.”

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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32.	In Section 11.1.5 the following text shall be added:

“, except as may be set forth in the Settlement Agreement or Supply and Distribution Agreement” after “to any royalties or fees”.

33.	Section 12.1 shall be amended as follows:

First, move “, (i)” after “arising out of.”

Second, after “obligation of Par under this Agreement” add “or under the Supply and Distribution Agreement”

Third, strike “or” before “(iii).”

Fourth, add at the end of the paragraph: “or (iv) any Product Claims (as defined in the Supply and Distribution Agreement).”

34.	The Agreement is hereby amended to add a new Section 12.6 which shall read as follows:

12.6 “Indemnification Obligation for GSK Supplied Product.” With respect to any Product Claims or claims for indemnification by GSK under the Supply and Distribution Agreement, the obligation in respect of such claims shall [* * *].

35.	The last sentence of Section 14.4 shall be deleted .

36.	Section 14.5 shall be deleted in its entirety.

37.	Section 14.6 shall be deleted in its entirety.

38.	Section 14.8 shall be deleted in its entirety.

39.	Section 16.4 of the Agreement shall be amended by adding the following sentence to the end of the paragraph:

“Notwithstanding the foregoing, Spectrum may assign, sell, transfer or otherwise convey its right to receive its share of the Net Profit under Section 7.1 of this Agreement to a Third Party.”

40.	In Section 16.13 the following text shall be added:

“, and the Settlement Agreement and the Supply and Distribution Agreement,” after “Confidentiality Agreement”.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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41.	A new Section 16.16 shall be added:

[***]. In the event that there is a [***], Spectrum may [***], all [***] from the date [***] accordance with an [***] mutually agreed to by and among [***] shall also include [***].

42.	Schedule 1.18 shall be deleted in its entirety.

43.	Schedule 1.19 shall be deleted in its entirety.

44.	Schedule 1.20 shall be deleted in its entirety.

45.	Add Schedule 1.33 as attached.

46.	Schedule 1.37 shall be deleted in its entirety.

47.	Schedule 7.21 shall be deleted in its entirety.

48.	Schedule 11.1.5 shall be deleted in its entirety.

49.	Any references in the Agreement to the above deleted Schedules shall be deleted.

50.	A new Section 7.6 shall be added to read as follows:

GSK Agreement: In the event that Par recovers any damages, including [* * *], under the Supply and Distribution Agreement Par shall pay Spectrum [* * *] percent ([* * *]%) of such damages within [* * *] ([* * *]) days after recovering them.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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All amounts paid to GSK under the GSK agreements shall be included in the calculation of Net Profits.

51. Consistent with the representations, warranties and covenants made in this Amendment, the Settlement Agreement, the Supply & Distribution Agreement and the Stipulation of Dismissal, as of the Execution Date, Spectrum and each of its respective predecessors, successors, parents, subsidiaries, Affiliates, divisions, general partners, limited partners, and assigns (collectively, the “Spectrum Releasees”), fully, finally and forever release, relinquish, acquit, and discharge Par and each of its respective predecessors, successors, parents, subsidiaries, Affiliates, divisions, general partners, limited partners, and assigns, (collectively, the “Par Releasees”) of and from, and covenant not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue, any Par Releasee for, any and all claims, counterclaims, defenses, demands, causes of action, suits, damages, debts, liabilities, obligations, rights, and set-offs of any and all kind or description whatsoever, including costs, expenses, and attorneys’ fees (collectively, “Losses”), known or unknown, suspected or unsuspected, asserted or unasserted, in law or equity, on which no judgment has yet been rendered, from the beginning of the world to the Execution Date that could have been, are or could be asserted in connection with the obligations of the parties under the Agreement through the date of this Amendment, and in connection with the entering into of the GSK Agreements by either Party or that arise out of any claim, counterclaim, affirmative defense, act, transaction, series of transactions, fact, omission, or matter that could have been, is or was the subject matter of the District Court Case (collectively, “Acts”). Consistent with the representations, warranties and covenants made in this Amendment, the Settlement Agreement, the Supply & Distribution Agreement and the Stipulation of Dismissal, as of the Execution Date, Par and each of the other Par Releasees, fully, finally and forever release, relinquish, acquit, and discharge the Spectrum Releasees of and from, and covenant not to sue, not to assign to any other entity a right to sue, and not to authorize any other entity to sue, any Spectrum Releasee for, any and all Losses, known or unknown, suspected or unsuspected, asserted or unasserted, in law or equity, on which no judgment has yet been rendered, from the beginning of the world to the Execution Date that could have been, are or were asserted in the District Court Case, or that arise out of any Acts.

Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature page to follow]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

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[Signature Page to First Amendment to Development and Marketing Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to the Development and Marketing Agreement to be effective as of the First Amendment Effective Date.

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Rajesh C. Shrotriya, M.D.

Name:	Rajesh C. Shrotriya, M.D.

Title:	Chairman, CEO and President

PAR PHARMACEUTICAL, INC.

By:	/s/ Patrick G. LePorre

Name:	Patrick G. LePorre

Title:	President and CEO

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXECUTION COPY

Schedule 1.33

NDA No.	Reference Listed Drug	Dosage Form; Route	Strength	Package Form

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]